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_______________________________________________________________________________



                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM 8-K


                                CURRENT REPORT


                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported):  February 28, 1997


                              HILLS STORES COMPANY
             (Exact name of registrant as specified in its charter)

        Delaware                     1-9505                  31-1153510
 (State or other juris-           (Commission             (I.R.S. employer
diction of incorporation)         file number)          identification number)

             15 Dan Road                                    02021
        Canton, Massachusetts                             (Zip Code)
(Address of principal executive office)


              Registrant's telephone number, including area code:

                                (617) 821-1000



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Item 5.  Other Events
         ------------

Hills Stores Company (the "Company"), through its wholly-owned subsidiary Hills Department Store Company ("HDSC"), and C.R.H. International, Inc., a wholly-owned subsidiary of HDSC, amended (the "Amendment") the Loan and Security Agreement (the "Agreement") governing its $300 million secured revolving credit facility (the "Facility") with BankAmerica Business Credit, Inc. ("BABC") as agent for the group of lenders.

The Amendment extends the term of the Facility from September 30, 1999 to January 31, 2000 and provides the Company with greater flexibility in meeting the requirements of the two financial covenants contained in the Agreement.

As to the cash flow covenant (which requires that EBITDA not be less than cash requirements for capital expenditures, taxes, and net interest/debt service), for purposes of determining compliance throughout the fiscal year ending January 31, 1998, $10 million will be deducted from the aggregate amount of cash requirements for capital expenditures. Second, compliance will be tested only at the end of each fiscal quarter based on the accumulation of the previous four fiscal quarters. The Amendment also clarifies that losses associated with announced store closings will not reduce EBITDA.

With regard to the tangible net worth covenant, the Amendment reduces the required tangible net worth by $20 million to $110 million at year-end, with seasonally lower amounts at other times during the year, measured quarterly.

The Company paid a total fee of $250,000 to BABC and the lenders in connection with the Amendment. A copy of the Amendment is filed as an Exhibit to this Report and is incorporated by reference herein.


Item 7.  Exhibits
         --------

     The following Exhibit is filed as part of this Report:


Exhibit
Number          Title
------          -----

99.1 First Amendment dated as of February 28, 1997 to Loan and Security Agreement dated as of September 30, 1996 among the Financial Institutions named therein as the Lenders, BankAmerica Business Credit, Inc. as the Agent, Hills Department Store Company and C.R.H. International, Inc. as the Borrowers, and the Other Loan Parties named therein.




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                                   SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized, on March 10, 1997.


                                        HILLS STORES COMPANY


                                        By: /s/ William K. Friend
                                            ------------------------------
                                        Name:   William K. Friend
                                        Title:  Vice President-Secretary




































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                                 EXHIBIT INDEX

                    Pursuant to Item 601 of Regulation S-K


Exhibit
Number          Title
------          -----

99.1 First Amendment dated as of February 28, 1997 to Loan and Security Agreement dated as of September 30, 1996 among the Financial Institutions named therein as the Lenders, BankAmerica Business Credit, Inc. as the Agent, Hills Department Store Company and C.R.H. International, Inc. as the Borrowers, and the Other Loan Parties named therein.






































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